Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-204756), and in the Registration Statements on Form S-3 and S-3/A, as applicable (No. 333-225000, No. 333-225819, No. 333-225819, and No. 333-229154), of SMTC Corporation of our report dated March 14, 2019 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Oakville, Ontario, Canada

March 15, 2019